Exhibit 10.1

CORINTHIAN COLLEGES, INC.

2003 PERFORMANCE AWARD PLAN

DIRECTOR STOCK OPTION AGREEMENT

THIS DIRECTOR STOCK OPTION AGREEMENT (this “Option Agreement”) by and between CORINTHIAN COLLEGES, INC., a Delaware corporation (the “Corporation”), and                                                               (the “Director”) evidences the stock option (the “Option”) granted by the Corporation to the Director as to the number of shares of the Corporation’s Common Stock first set forth below.

Number of Shares of Common Stock:[1]		_________	Award Date:

Exercise Price per Share:[1]	$		Expiration Date:[1,2]	__________________

Vesting[1,2,3] The Option is 100% vested as of the Award Date.

The Option is granted under the Corinthian Colleges, Inc. 2003 Performance Award Plan (the “Plan”) and subject to the Terms and Conditions of Director Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Director in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Director. The Option is not and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Code. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Director acknowledges receipt of a copy of the Terms and the Plan.

“DIRECTOR”	CORINTHIAN COLLEGES, INC., a Delaware corporation

By:
Signature

Its:
Print Name

1.	Subject to adjustment under Section 6.3 of the Plan.

2.	Subject to earlier termination as provided in Section 4 of the Terms.

3.	Note that the Option generally will not be exercisable, even though vested, until the first anniversary of the Award Date pursuant to Section 1 of the Terms.

TERMS AND CONDITIONS OF DIRECTOR STOCK OPTION

1.	Vesting; Limits on Exercise.

As set forth on the cover page of this Option Agreement, the Option is vested as of the Award Date. However, no portion of the Option may be exercised until the first anniversary of the Award Date; provided, however, that such one-year exercise limitation shall not apply in the event of (1) a dissolution of the Corporation or other event described in Section 6.3 of the Plan that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), or (2) a Change in Control Event in connection with which options granted under the Plan and then outstanding generally become vested (or are vested) pursuant to Section 6.3.3 of the Plan.

•	Exercisability. To the extent that the Option is vested and exercisable pursuant to the foregoing, the Director has the right to exercise the Option (to the extent not previously exercised), and such right shall continue until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100[1] shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2.	No Service Commitment.

The Option confers no rights to continued service as set forth in Section 6.1 of the Plan.

3.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Committee may require pursuant to such administrative exercise procedures as the Committee may implement from time to time) of:

•	a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Committee may require from time to time,

•	payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation or (subject to compliance with all applicable laws, rules, regulations and listing requirements) in shares of Common Stock already owned by the Director, valued at their Fair Market Value on the exercise date, provided, however, that any shares initially acquired upon exercise of a stock option or otherwise from the Corporation must have been owned by the Director for at least six (6) months before the date of such exercise; and

•	any written statements or agreements required pursuant to Section 6.4 of the Plan.

The Committee also may, but is not required to, authorize a non-cash payment alternative by notice and third party payment in such manner as may be authorized by the Committee.

4.	Early Termination of Option; Change in Control Event.

4.1 General. Notwithstanding any other provision of this Option Agreement or of the Plan, the Option, to the extent not previously exercised, and all other rights hereunder, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:

•	the termination of the Director’s services as provided in Section 4.2 hereof, or

•	the termination of the Option pursuant to Section 6.3 of the Plan.

4.2 Termination of Directorship. If the Director’s services as a member of the Board terminate (regardless of the reason), such termination shall have the following effect on the Option:

•	if the termination is the result of the Director’s death or Total Disability, the Option shall remain exercisable until the earlier of (a) the later of one year after the date of such termination or ninety (90) days after the date the Option first becomes exercisable pursuant to Section 1, (b) the Expiration Date, or (c) the termination of the Option pursuant to Section 6.3 of the Plan;

•	if the termination is for any reason other than the Director’s death or Total Disability, the Option shall remain exercisable until the earlier of (a) ninety (90) days after the later of the date of such termination or the date the Option first becomes exercisable pursuant to Section 1, (b) the Expiration Date, or (c) the termination of the Option pursuant to Section 6.3 of the Plan; and

•	in any event, the Option, to the extent not exercised at the end of the applicable period set forth above, shall terminate at the end of such period.

The foregoing provisions of this Section 4.2 apply notwithstanding anything to the contrary in Section 6.2.1, 6.2.2, or 6.2.3 of the Plan to the contrary.

5.	Non-Transferability.

The Option and any other rights of the Director under this Option Agreement or the Plan are nontransferable and exercisable only by the Director, except as set forth in Section 1.8 of the Plan.

6.	Notices.

Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the address given beneath the Director’s signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Director is no longer a member of the Board, shall be deemed to have been duly given as of the date mailed in accordance with the foregoing provisions of this Section 6.

7.	Plan.

The Option and all rights of the Director under this Option Agreement are subject to, and the Director agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Director acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof and of this Option Agreement. The Director acknowledges reading and understanding the Plan and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

8.	Entire Agreement.

This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 6.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9. Governing Law; Limited Rights.

9.1. Delaware Law. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

9.2. Limited Rights. The Director has no rights as a stockholder of the Corporation with respect to the Option as set forth in Section 6.7 of the Plan.

10.	Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 6.3 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

11.	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

(Remainder of Page Intentionally Left Blank)

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